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           ALLENERGY, MARKETING COMPANY, L.L.C. (DE)
                   Consolidated Balance Sheet
                        At June 30, 1998
 (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)
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                             Assets
                             ------
 Inventory                                                   $0.1
                                                             ----
  Total current assets                                        0.1

 Fixed assets, net                                            1.4
 Goodwill                                                     2.0
                                                             ----

  Total assets                                               $3.5
                                                             ====


                Liabilities and Members' Equity
                -------------------------------

 Accounts payable                                            $0.2
                                                             ----
  Total liabilities                                                0.2

 Members equity                                               3.3
                                                             ----

  Total liabilities and members' equity                      $3.5
                                                             ====
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